EXHIBIT 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER

UNDER 18 U.S.C. SECTION 1350

            With reference to the Quarterly Report of Redwood Empire Bancorp (the "Company") on Form 10-Q for the period ending June 30, 2004  (the “Report”), I, Kim C. McClaran, Vice President and Chief Financial Officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kim C. McClaran
Kim C. McClaran
Vice President and Chief Financial Officer

Date: August 3, 2004